United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$27,228,230
Realized Trading Gain (Loss) on Swaps	10,295,308
Unrealized Gain (Loss) on Market Value of Futures	28,605,215
Unrealized Gain (Loss) on Market Value of Swaps	763,804
Dividend Income	7,168
Interest Income	14,766
ETF Transaction Fees	21,000
Total Income (Loss)	$66,935,491

Expenses
General Partner Management Fees	$342,445
Brokerage Commissions	149,016
Tax Reporting Fees	119,010
SEC & FINRA Fees	24,401
Audit Fees	13,151
Non-interested Directors' Fees and Expenses	8,963
NYMEX License Fee	8,561
Prepaid Insurance Expense	7,546
Other Expenses	850
Total Expenses	$673,943
Net Income (Loss)	$66,261,548

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/14	$651,646,898
Additions (8,400,000 Shares)	211,848,184
Withdrawals (7,700,000 Shares)	(196,877,109)
Net Income (Loss)	66,261,548

Net Asset Value End of Month	$732,879,521
Net Asset Value Per Share (27,466,476 Shares)	$26.68

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612